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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): OCTOBER 3, 2001


                                IMAX CORPORATION
             (Exact name of registrant as specified in its chapter)


            CANADA                      0-24216              98-0140269
(State or other jurisdiction          (Commission          (IRS Employer
      of incorporation)               File Number)       Identification No.)

2525 SPEAKMAN DRIVE, MISSISSAUGA, ONTARIO                      L5K 1B1
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (905) 403-6500


                                      NONE
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Mitey Cinemas, Inc., a wholly-owned subsidiary of the IMAX Corporation (the "Corporation"), has purchased approximately U.S.$48 million in face value of the Corporation's 5 3/4% Convertible Subordinated Notes (the "Notes") due on April 1, 2003. The repurchased Notes will be retired by the Corporation. After giving effect to these transactions, approximately U.S.$52 million of the original issue of U.S.$100 million will remain outstanding. The aggregate purchase price for the Notes purchased was approximately U.S.$7.8 million. A press release announcing the repurchase is filed herewith as Exhibit 99.1 and a pro forma condensed consolidated balance sheet and income statement of the Corporation as of June 30, 2001 giving effect to the repurchase are filed herewith as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         The following exhibits are filed herewith.

Exhibit 99.1 - Press Release dated October 3, 2001

Exhibit 99.2 - Pro Forma Condensed Balance Sheet and Income Statement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IMAX CORPORATION
                                   (Registrant)




                                   By:         "Robert D. Lister"
                                      ------------------------------------------
Date:  OCTOBER 26, 2001               Name:    Robert D. Lister
                                      Title:   Exec. Vice President, Legal
                                               Affairs & General Counsel


                                   By:         "G. Mary Ruby"
                                      ------------------------------------------
                                      Name:    G. Mary Ruby
                                      Title:   Sr. Vice President, Legal Affairs
                                               & Corporate Secretary



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